UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2008 (June 19, 2008)

Eagle Bulk Shipping Inc.

(Exact Name of Registrant as Specified in its Charter)

Republic of the
Marshall Islands

(State or Other Jurisdiction of Incorporation)

000-51366 (Commission File Number)	98-0453513 (I.R.S. Employer Identification No.)

477 Madison Avenue New York, New York (Address of Principal Executive Offices)	10022 (Zip Code)

(212) 785-2500
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amended and Restated CEO Employment Agreement.

On June 19, 2008, Eagle Shipping International (USA) LLC (the “Company”) and Eagle Bulk Shipping Inc. (the “Parent”) entered into an employment agreement (the “Agreement”) with Sophocles N. Zoullas, amending and restating the previous employment agreement dated March 1, 2005 and amended March 25, 2008.

The initial term of the Agreement is five years. Mr. Zoullas will continue to serve as CEO of the Company and Chairman of the Board of the Parent at an annual base salary of $875,000. Upon execution of this Agreement, Mr. Zoullas will be granted 833,333 restricted stock units and related dividend equivalent rights, vesting over five years.

If Mr. Zoullas’ employment is terminated without cause or for good reason (as defined in the Agreement) he will receive severance equal to two (or, following a change in control, three) times the sum of his annual base salary and his average annual bonus for the prior two years, and accelerated vesting of his equity awards, together with a “gross up” to cover any excise tax on “excess parachute payments” under Section 4999 of the Internal Revenue Code.

The Agreement also contains covenants not to solicit for 12 months after termination, not to compete for 24 months after certain terminations, and to protect proprietary information and intellectual property.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated as of June 19, 2008, among Eagle Shipping International (USA) LLC, Eagle Bulk Shipping Inc. and Sophocles N. Zoullas

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
By:	/s/ Alan S. Ginsberg
Name:	Alan S. Ginsberg
Title:	Chief Financial Officer

Date: June 20, 2008

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated as of June 19, 2008, among Eagle Shipping International (USA) LLC, Eagle Bulk Shipping Inc. and Sophocles N. Zoullas

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